PHOENIX FUNDS
                                  (the "Funds")

                             FIRST AMENDMENT TO THE
                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


That certain Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 duly adopted by the Board of Directors/Trustees of the Funds on November 20, 1996, is hereby amended as follows:

     1. The first and last sentences of Section 2. The Multi-Class Structure are deleted and the following two sentences substituted therefor:

          The portfolios of the Funds listed on Schedule A hereto shall offer up to four classes of shares as indicated on Schedule A: Class A, Class B, Class C and Class M. ( . . . ) In addition, Class A, Class B, Class C and Class M shares shall have the features described in Sections a, b, c and d, below.

     2. The following two subparagraphs are added to Section 2a. Distribution Plans immediately following subparagraph 2a(ii):

          iii. Class C shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto, subject to an annual limit of 1.00%, or in some cases 0.50%, of the average daily net assets of a Multi-Class Portfolio's Class C shares.

          iv. Class M shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class M Distribution Plan and any supplements thereto, subject to an annual limit of 0.50% of the average daily net assets of a Multi-Class Portfolio's Class M shares.

     3. Schedule A is amended as attached hereto.

     This Amendment was approved by the Board of Directors/Trustees at a meeting held on May 28, 1997.


                                                   /s/ Thomas N. Steenburg
                                                   ----------------------------
                                                   Assistant Secretary

                                   SCHEDULE A
                                   ----------

                                                Class A     Class B     Class C   Class M
                                                -------     -------     -------   -------
PHOENIX CALIFORNIA TAX -EXEMPT BONDS, INC.          X          X          --         --

PHOENIX INCOME AND GROWTH FUND                      X          X          --         --

PHOENIX MULTI-PORTFOLIO FUND:
         EMERGING MARKETS BOND PORTFOLIO            X          X          X          X
         INTERNATIONAL PORTFOLIO                    X          X          --         --
         MID CAP PORTFOLIO                          X          X          --         --
         REAL ESTATE SECURITIES PORTFOLIO           X          X          --         --
         STRATEGIC INCOME PORTFOLIO                 X          X          X          X
         TAX-EXEMPT BOND PORTFOLIO                  X          X          --         --

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.        X          X          X          X

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND           X          X          X          --

PHOENIX SERIES FUND:
         AGGRESSIVE GROWTH FUND SERIES              X          X          --         --
         BALANCED FUND SERIES                       X          X          --         --
         CONVERTIBLE FUND SERIES                    X          X          --         --
         GROWTH FUND SERIES                         X          X          --         --
         HIGH YIELD FUND SERIES                     X          X          X          X
         MONEY MARKET FUND SERIES                   X          X          X          X
         U.S. GOVERNMENT SECURITIES FUND            X          X          --         --
                  SERIES

PHOENIX STRATEGIC EQUITY SERIES FUND:
         EQUITY OPPORTUNITIES FUND                  X          X          --         --
         MICRO CAP FUND                             X          X          --         --
         SMALL CAP FUND                             X          X          --         --
         STRATEGIC THEME FUND                       X          X          X          X

PHOENIX STRATEGIC ALLOCATION FUND, INC.             X          X          --         --

PHOENIX WORLDWIDE OPPORTUNITIES FUND                X          X          --         --